UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
March 5, 2025

Claritev Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-39228	84-3536151
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7900 Tysons One Place, Suite 400
McLean, Virginia 22102
(212) 780-2000
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Shares of Class A Common Stock, $0.0001 par value per share	CTEV	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Unless the context otherwise requires, “we,” “us,” “our,” "Claritev” and the “Company” refer to Claritev Corporation, a Delaware corporation, and its consolidated subsidiaries.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment
of Principal Officers

In connection with its annual review of compensation arrangements currently in place: (i) on February 27, 2025, the Company amended the employment agreement (the “CFO Employment Agreement”) with its Chief Financial Officer, Douglas M. Garis (the “CFO”); (ii) also on February 27, 2025, the Company entered into letter agreements with Jerome W. Hogge, Michael C. Kim, Tiffani D. Misencik, and Carol H. Nutter (the “Executives”), in each case, to provide severance payments in connection with certain terminations of employment; and (iii) on February 28, 2025, the Company amended the employment agreement (the “CEO Employment Agreement”) with its Chief Executive Officer, Travis S. Dalton (the “CEO”). Each of these actions are described in further detail below.

•The amendments to the CEO Employment Agreement and the CFO Employment Agreements provide that, if either of the CEO or CFO is terminated by the Company without cause or resigns for good reason during the one-year period following a change in control (as such terms are defined in the applicable employment agreement amendment), subject to the execution and non-revocation of a release of claims and compliance with non-competition, non-solicitation and other post-termination restrictions, the CEO and CFO will receive two times and one and a half times the sum of his base salary plus target bonus, respectively, paid in twenty-four or eighteen monthly installments, respectively, and the Company will reimburse the executive for health insurance premiums for up to the duration of the severance payments. The CEO also acknowledged that his 2025 annual equity grant would be in the form of a grant of time-based restricted stock units subject to a four-year vesting period with a grant date fair value of $2,670,000, subject to the terms described in more detail below, and cash-settled restricted stock units, with a grant date fair value of $8,000,000, subject to the terms described in more detail below.

•The severance letters provide the Executives with one-half times or one times the sum of the executive’s base salary and annual target bonus, as applicable, paid in six or twelve monthly installments (the “severance payments”), as applicable, if the executive is terminated without cause (as defined in the severance letters). If such termination occurs during the one-year period following a change in control (as defined in the severance letter), or if during such timeframe the Executive resigns for good reason (as defined in the severance letter), the multiples for the severance payments will instead be one times or one and one-half times, as applicable, and the severance payments will be paid in twelve or eighteen monthly installments, respectively. In addition, the Company will reimburse the Executives for health insurance premiums for up to the duration of the severance payments. These payments are subject to the Executive’s execution and nonrevocation of a release of claims and the Executive’s compliance with non-competition and other post-termination restrictions.

The Company determined that the 2025 annual awards granted to its executive officers will be granted as a combination of time-based restricted stock units subject to a four-year vesting schedule and cash-settled restricted stock units subject to a two-year vesting schedule, that, if vested prior to a change in control of the Company, are settled based on the fair market value of a share of the Company’s common stock at settlement, up to a maximum of four times the fair market value of a share of the Company’s common stock on the date of grant (the “capped amount”). If settled at the capped amount, the executive officer will become entitled to receive a payment equal to the lesser of, if positive, (i) the price per share received by the Company’s stockholders in connection with a change in control and (ii) the fair market value of a share of the Company’s common stock at the original settlement date, less the per share cap that applied, so long as a change in control occurs on or prior to the fifth anniversary following grant. Any such excess will be paid on the earlier of the fifth anniversary of the date of grant and the change in control that meets certain requirements.

If the executive’s employment terminates as a result of death or disability (as defined in the applicable award agreement), their unvested time-based restricted stock units and cash-settled restricted stock units will become vested. If the executive’s employment is terminated without cause (as defined in the applicable award agreement) not during a change in control period, a pro-rata portion of the next vesting tranche of the unvested portion of the applicable award will vest. The CEO’s 2025 awards will be afforded the same protections on a resignation of his employment for good reason (as defined in the applicable award agreement). If the Company undergoes a change in control (as defined in the applicable award agreement), and the 2025 awards are not assumed or continued in connection with such change in control, such awards will become vested, or if such awards are assumed or continued, and if the executive is terminated without cause during the one-year period (the “change in control period”) following a change in control, or during such period the executive resigns for good reason (as defined in the applicable award agreement), his or her unvested 2025 awards would vest. The executive’s right to receive the excess payment, if any, shall remain outstanding in the event of a termination of the executive’s employment due to death, disability or by the Company without cause.

Item 9.01    Financial Statements and Exhibits.
 (d) Exhibits
The following exhibits are included in this Form 8-K:

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded in the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:    March 5, 2025

                                Claritev Corporation

                                By:    /s/ Douglas M. Garis
                                Name:    Douglas M. Garis
                                Title:    Executive Vice President and Chief Financial Officer